UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 29, 2006
Bookham, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-30684	20-1303994

(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)
2584 Junction Avenue, San Jose, California 95134

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (408) 383-1400
Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
SIGNATURE

Item 1.01. Entry into a Material Definitive Agreement.
     On March 29, 2006, the compensation committee of the board of directors of Bookham, Inc. (the “Registrant”) approved increases in the base salaries of Giorgio Anania, the Registrant’s President and Chief Executive Officer, Stephen Abely, the Registrant’s Chief Financial Officer and Jim Haynes, the Registrant’s Chief Operating Officer and Acting Chief Technology Officer as follows: Dr. Anania’s base salary was increased to £264,000 (approximately $458,200); Mr. Abely’s base salary was increased to $340,340; and Mr. Haynes’ base salary was increased to £163,200 (approximately $219,550). Pounds sterling have been converted into U.S. dollars at the exchange rate in effect on March 29, 2006 of £1.00 to $1.7356.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOOKHAM, INC.
Date: April 4, 2006	By:	/s/ Stephen Abely
Stephen Abely
Chief Financial Officer